Exhibit 10.15

Relationship Deed

Keypath Education International, Inc.

Keypath or the Company

Sterling Capital Partners IV, L.P. and SCP IV Parallel, L.P.

The Sterling Funds

SC Partners IV, LP in its capacity as general partner of the Sterling Funds

Sterling

Clayton Utz

Lawyers

Level 15 1 Bligh Street

Sydney NSW 2000

GPO Box 9806

Sydney NSW 2001

Tel +61 2 9353 4000

Fax +61 2 8220 6700

www.claytonutz.com

Our reference 14242/80151479

Contents

1.	Defined terms and interpretation		1
	1.1	Definitions in the Dictionary	1
	1.2	Interpretation	1
2.	Conditions Precedent		2
3.	Management of conflicts		2
	3.1	Acknowledgment	2
	3.2	Directors’ conflicts of interest	2
	3.3	Sterling's right to appoint Directors	2
	3.4	Rotation	3
	3.5	Committee membership	3
	3.6	Board meetings	3
4.	Sell down provisions		3
	4.1	Sell down	3
	4.2	Sell down assistance where the Sterling Funds is a Controller	3
	4.3	Sell down assistance where the Sterling Funds are not a Controller	4
	4.4	Exception	5
	4.5	Compliance with law	5
5.	Relevant Interests		5
6.	Information and Reporting		6
	6.1	Information to Sterling Directors	6
	6.2	Information to Sterling	6
	6.3	Confidentiality	6
7.	Term		7
8.	Dispute resolution		7
	8.1	No proceedings	7
	8.2	Notice	7
	8.3	Best efforts to resolve	7
	8.4	Negotiate in good faith	7
	8.5	Mediation	7
9.	General		8
	9.1	Notices	8
	9.2	Governing law and jurisdiction	8
	9.3	Invalidity	9
	9.4	Entire agreement	9
	9.5	Survival and merger	9
	9.6	Amendments and waivers	9
	9.7	Counterparts	9
	9.8	Relationship	9
	9.9	Severability	9
	9.10	Further action	9
Schedule 1 - Dictionary			10

Relationship Deed	i

Relationship Deed

Date	May 10, 2021

Parties	Keypath Education International, Inc. (Keypath or the Company)

Sterling Capital Partners IV, L.P. and SCP IV Parallel, L.P. (collectively, the Sterling Funds)

SC Partners IV, LP, in its capacity as general partner of the Sterling Funds Sterling

Background

A.	Immediately following completion of the Listing, the Sterling Funds will hold approximately 68.05% of all Securities.

B.	The Sterling Funds will be restrained from disposing of the Securities they hold in Keypath until permitted to do so under the Escrow Deed.

C.	The parties have agreed that, whilst the Sterling Funds collectively hold more than 5% in the aggregate of all Securities, Sterling will have certain rights, and Keypath will have certain obligations, in relation to the provision of information to Sterling Funds and the provision of assistance to the Sterling Funds in relation to any proposed sale of Securities held by the Sterling Funds as set out in this deed.

Operative provisions

1.	Defined terms and interpretation

1.1	Definitions in the Dictionary

A term or expression starting with a capital letter:

(a)	which is defined in the Dictionary in Schedule 1 (Dictionary), has the meaning given to it in the Dictionary;

(b)	in respect of clause 3.2, which is defined in the DGCL, but is not defined in the Dictionary, has the meaning given to it in the DGCL; and

(c)	other than in respect of clause 3.2, which is defined in the Corporations Act, but is not defined in the Dictionary, has the meaning given to it in the Corporations Act.

1.2	Interpretation

The interpretation clause in Schedule 1 (Dictionary) sets out rules of interpretation for this deed.

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2.	Conditions Precedent

Clauses 3 to 6 of this deed are conditional on and have no effect unless and until:

(a)	a Listing occurs;

(b)	the Sterling Funds and Sterling Fund Management, LLC have executed the Confidentiality Deed; and

(c)	the Sterling Funds have executed the Escrow Deed.

3.	Management of conflicts

3.1	Acknowledgment

Sterling and Keypath agree to deal with each other and with the Affiliates of each other on arm’s length terms.

3.2	Directors’ conflicts of interest

No later than 30 days after the date of this deed, the Board will adopt a board charter that:

(a)	records the obligations of directors to declare conflicts of interest;

(b)	reflects appropriate best practice guidelines on directors’ conduct and duties in relation to conflicts of interest;

(c)	is consistent with:

(i)	the scope of directors duties under the DGCL and other applicable law including in relation to acting with honesty and integrity in relation to material personal interests; and

(ii)	the initial board charter adopted by Keypath as at the Prospectus Date.

3.3	Sterling's right to appoint Directors

Depending on the aggregate combined shareholding of the Sterling Funds in the Company from time to time, Sterling may collectively in writing nominate for appointment as a Director (each, a Sterling Nominee), the number of people set out in the table below and the Board must cause the people so nominated to be appointed as Directors, subject only to those people confirming in writing that they consent to be nominated and serve as a director of the Company.

Aggregate combined shareholding of the Sterling Funds expressed as a % of total issued Securities	Number of Directors
< 10%	0
10% - 20%	1
> 20%	2

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3.4	Rotation

Without prejudice to the rights of Sterling and obligations of the Board under clause 3.3, Sterling Nominees will fall for retirement and election by rotation in accordance with the Listing Rules.

3.5	Committee membership

Sterling has the right to nominate for appointment and service one Sterling Nominee as a member of the Audit and Risk Committee and People, Performance and Culture Committee of the Board, and any other committees established by the Board from time to time.

3.6	Board meetings

Keypath agrees to consult with the Sterling Nominees in relation to the location and timing of Board meetings acknowledging the location of the Sterling Nominees and making available, to the extent permitted and otherwise subject to applicable law, participation by remote or electronic means.

4.	Sell down provisions

4.1	Sell down

Each party acknowledges and agrees that:

(a)	the Sterling Funds may, subject to escrow restrictions, elect to sell any or all of their Securities from time to time (Sell down);

(b)	Sterling or the Sterling Funds may by notice in writing to Keypath (Assistance Notice) require Keypath:

(i)	in the event the Sterling Funds are a Controller, to commence due diligence processes which are necessary or prudent in the context of the provision of a Cleansing Notice by specifying the potential dates on which Keypath may be required to issue a Cleansing Notice (including after the release of its full year results for the year ended 30 June 2022 and half year results for the half year ended 31 December 2022) (Cleansing Notice Period); and/or

(ii)	to provide Sterling and the Sterling Funds with reasonable assistance, and co-operate with Sterling and the Sterling Funds acting reasonably, in respect of any Sell down;

(c)	upon receipt of the Assistance Notice, Keypath will comply with Sterling's requests as contemplated by clause 4; and

(d)	the issue of an Assistance Notice is not a notice by Sterling and the Sterling Funds that the Sterling Funds have made a decision to sell any Securities.

4.2	Sell down assistance where the Sterling Funds is a Controller

(a)	Subject to clauses 4.4, to the extent that the Sterling Funds Control Keypath at the time the Assistance Notice is given (Assistance Date), Keypath agrees to:

(i)	facilitate a due diligence process which are necessary or prudent in the context of the provision of a Cleansing Notice;

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(ii)	procure that its senior management provide other assistance reasonably requested by Sterling and the Sterling Funds in connection with the Sell down, including attending selected briefings (provided that any such assistance must not give rise to a breach by the Company or any of its officers of any law or any disclosure or confidentiality obligation of Keypath); and

(iii)	issue a Cleansing Notice on the date required by Sterling (Cleansing Notice Date) provided that such date is within the Cleansing Notice Period.

(b)	If the Board reasonably determines that issuing a Cleansing Notice under clause 4.2(a)(iii) above on the Cleansing Notice Date would disclose Excluded Information prematurely which would materially prejudice the interests of Keypath, Keypath will:

(i)	promptly notify Sterling; and

(ii)	issue the Cleansing Notice as soon as practicable on a date agreed with Sterling which in no event may be later than 5 Business Days after the Cleansing Notice Date.

(c)	Each party acknowledges and agrees that where the conditions to be satisfied under the Class Order for issuing a Cleansing Notice cannot be met, Keypath must:

(i)	provide all necessary assistance in the preparation and lodgement of a prospectus within 20 Trading Days after the Cleansing Notice Date; and

(ii)	assist in the establishment of a ‘SaleCo’ for the purpose of selling the Sterling Funds’ Securities under the prospectus including by ensuring that:

A.	Directors (other than Sterling Nominees) are appointed to the Board of the SaleCo; and

B.	a person other than Sterling or an Affiliate of Sterling is the shareholder of the SaleCo,

provided the parties agree (acting reasonably) on payment of Keypath’s and SaleCo's costs of providing that assistance.

4.3	Sell down assistance where the Sterling Funds are not a Controller

Subject to clause 4.4, where, on the date the Assistance Notice is given, the Sterling Funds do not Control the Company but hold more than 5% of all Securities, Keypath agrees to:

(a)	take all reasonable steps to assist Sterling and the Sterling Funds in respect of the proposed Sell down, which may include disclosing Excluded Information provided that such disclosure will not materially prejudice the interests of Keypath (as determined by the Board acting reasonably);

(b)	procure that its senior management provide other assistance reasonably requested by Sterling and the Sterling Funds in connection with the Sell down, including attending selected briefings (provided that any such assistance must not give rise to a breach by the Company or any of its officers of any law or any disclosure or confidentiality obligation of Keypath); and

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(c)	where the Board determines that the provision of Excluded Information in paragraph (a) above would materially prejudice the interests of Keypath:

(i)	promptly notify Sterling and the Sterling Funds;

(ii)	identify at what alternative time or in what alternative circumstances the Excluded Information could be disclosed without giving rise to material prejudice to the interests of Keypath; and

(iii)	as soon as practicable and no later than the date agreed by the parties, take such other steps as are reasonably requested or necessary to assist Sterling and the Sterling Funds in respect of a Sell down.

4.4	Exception

Keypath will not be required to comply with clauses 4.1 - 4.3 (other than where it relates to the period prior to the half and full year results referred to in 4.1(b)(i)) and 4.3 in respect of a proposed Sell down during the periods in each year from:

(a)	31 December until the earlier of:

(i)	8 weeks after that date; or

(ii)	the date on which the financial results for the period ended 31 December are provided to ASX for release to the market; and

(b)	30 June until the earlier of:

(i)	8 weeks after that date; or

(ii)	the date on which the financial results for the period ended 30 June are provided to ASX for release to the market.

4.5	Compliance with law

(a)	The parties acknowledge that Keypath's obligations under this clause 4 have been constructed in a manner which will facilitate Keypath complying with all relevant provisions of the Corporations Act and the Listing Rules as they apply as at the date of this deed.

(b)	If, after the date of this deed, relevant provisions of the Corporations Act or Listing Rules change, or the way in which they are applied or enforced by ASIC or the ASX changes, in a manner which is inconsistent with the provisions of clause 4, the parties will amend the provisions of clause 4 to ensure that:

(i)	Keypath can comply with those changes; and

(ii)	Sterling and the Sterling Funds can continue to enjoy as many of the rights and benefits of clause 4 as is practicable and possible in light of those changes.

5.	Relevant Interests

Sterling agrees to procure that each of the Sterling Funds, from time to time, provides Keypath with details of their Voting power in Keypath to the extent it is different to the relevant interests disclosed in substantial shareholder notices they have lodged with ASX.

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6.	Information and Reporting

6.1	Information to Sterling Directors

Keypath must provide each Sterling Nominee with:

(a)	all information required for the purpose of enabling Sterling and the Sterling Funds to review, assess and report on the status and performance of the investment in Keypath by Sterling and Keypath’s strategic initiatives;

(b)	all information to the extent it is required by Sterling or the Sterling Funds' policies and procedures implemented to comply with applicable law, regulation or professional standards; and

(c)	all information to the extent it is required to comply with Sterling and the Sterling Funds' obligation to its investors,

on the basis that any such information may be provided to Sterling and the Sterling Funds.

6.2	Information to Sterling

Each party acknowledges and agrees that Keypath must:

(a)	subject to the Sterling Funds owning collectively no less than 5% in the aggregate of all Securities, promptly provide Sterling access to:

(i)	copies of the final form of monthly and other periodic financial reports prepared by management (once reviewed and approved by the Board); and

(ii)	any information relating to Keypath’s business and affairs that, so far as Keypath is aware, is reasonably likely to:

A.	materially affect the business, financial report and performance, risk profile or reputation of Keypath; or

B.	materially adversely affect the profile or reputation of the Sterling Funds as an investor in Keypath; and

(b)	to the extent that the Sterling Funds are required to report to any Governmental Agency (including ASIC) on the activities of Keypath, promptly co-operate with Sterling and supply all information requested by Sterling to enable Sterling and the Sterling Funds to comply with their reporting requirements, in each case on the basis that any such information provided to Sterling may be provided in turn to the Sterling Funds; provided, however, that Sterling may notify Keypath in writing that it does not require any or all of the information noted above.

6.3	Confidentiality

Any information provided by Keypath under this clause 6 is Confidential Information, and any such information is to be treated in accordance with the Confidentiality Deed.

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7.	Term

(a)	This deed commences on the date of this deed and continues until the Sterling Funds cease to collectively hold at least 5% in the aggregate of all of the Securities in Keypath.

(b)	The termination of this deed does not affect any rights which may have accrued to a party before the effective time of termination.

8.	Dispute resolution

8.1	No proceedings

A party must not start court proceedings about a dispute arising out of this deed unless it first complies with this clause, except where:

(a)	a party seeks emergency injunctive relief; or

(b)	the dispute relates to compliance with this clause 8.

8.2	Notice

A party claiming that a dispute has arisen must notify each other party giving details of the dispute.

8.3	Best efforts to resolve

Each party to the dispute must use its best endeavours to resolve the dispute within 5 Business Days following receipt of notice of the dispute or a longer period agreed in writing by the parties to the dispute.

8.4	Negotiate in good faith

If the parties do not resolve the dispute under clause 8.3 (Best efforts to resolve), a director of each disputing party (where the disputing party is a company), and otherwise the individual, must negotiate in good faith to resolve the dispute for a period of up to 10 Business Days (or a longer period agreed in writing by the parties to the dispute) after the end of the period referred to in clause 8.3 (Best efforts to resolve). In the case of the Company, the director must not be a nominee of the other disputing party (unless this is not possible because all persons entitled to appoint directors are party to the dispute).

8.5	Mediation

If the parties do not resolve the dispute under clause 8.4 (Negotiate in good faith), then the parties must attempt in good faith to resolve the dispute by non-binding mediation under the Rules of Practice and Procedures (the Rules) of ADR Services, Inc. or, if the same is not then in existence, a similar provider (ADR Services). A single disinterested third-party mediator located in Wilmington, Delaware shall be selected by ADR Services in accordance with its then current Rules. The parties to the dispute shall equally share the expenses of the mediator and the other costs of mediation. If the dispute has not been settled within 28 Business Days (or a longer period agreed in writing by the disputing parties) after the appointment of a mediator, the parties shall not be obliged to mediate or continue to mediate and may instead rely on their rights at law, including the right to institute court proceedings.

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9.	General

9.1	Notices

(a)	A notice, consent or other communication under this deed is only effective if it is in writing, signed by or on behalf of the party giving it and it is received in full and legible form at the addressee’s address or email address. It is regarded as received at the time and on the day it is actually received, but if it is received on a day that is not a Business Day or after 5.00 pm on a Business Day it is regarded as received at 9.00 am on the following Business Day.

(b)	For the purposes of this clause, a party’s address and email addresses are those set out below:

(i)	if to Sterling or the Sterling Funds:

Address:	401 N Michigan Ave #3300
Chicago,	IL 60611

Email:	aepstein@sterlingpartners.com>

Attention:	General Counsel

(ii)	if to Keypath:

Address:	1933 N. Meacham Rd., Suite 400 Schaumburg, IL 60173

Email:	Eric.Israel@keypathedu.com

Attention:	General Counsel

9.2	Governing law and jurisdiction

(a)	This deed shall be governed by and construed in accordance with the internal laws of the state of Delaware without giving effect to any choice or conflict of laws provision or rule (whether of the state of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the state of Delaware.

(b)	ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS DEED SHALL BE INSTITUTED IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, IF SUCH COURT LACKS JURISDICTION, THE STATE OR FEDERAL COURTS LOCATED WITHIN WILMINGTON, DELAWARE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM) IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. SERVICE OF PROCESS IN ANY SUCH LAWSUIT MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE JURISDICTION OF ANY SUCH COURT.

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9.3	Invalidity

(a)	If a provision of this deed or a right or remedy of a party under this deed is invalid or unenforceable in a particular jurisdiction:

(i)	it is read down or severed in that jurisdiction only to the extent of the invalidity or unenforceability; and

(ii)	it does not affect the validity or enforceability of that provision in another jurisdiction or the remaining provisions in any jurisdiction.

(b)	This clause is not limited by any other provision of this deed in relation to severability, prohibition or enforceability.

9.4	Entire agreement

This deed supersedes all previous agreements about its subject matter and embodies the entire agreement between the parties.

9.5	Survival and merger

No term of this deed merges on completion of any transaction contemplated by this deed.

9.6	Amendments and waivers

(a)	This document may be amended only by a written document signed by the parties.

(b)	A waiver of a term of this document or a right or remedy arising under this document, including this clause, must be in writing and signed by the party granting the waiver.

9.7	Counterparts

This deed may be executed in counterparts. All executed counterparts constitute one document.

9.8	Relationship

Except where this deed expressly states otherwise, it does not create a relationship of employment, trust, agency or partnership or any other fiduciary relationship between the parties.

9.9	Severability

A term or part of a term of this deed that is illegal or unenforceable may be severed from this deed and the remaining terms of this deed continue in force.

9.10	Further action

Each party must do, at its own expense, everything reasonably necessary (including executing documents) to give full effect to this deed and any transactions contemplated by it.

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Schedule 1 - Dictionary

1.	Dictionary

In this deed:

Affiliate means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Sterling (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise) and Affiliated has the correlative meaning.

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited (ABN 98 008 624 691) or the securities market operated by it, as the context requires;

Board means the Directors of the Company acting collectively:

(a)	at a duly convened meeting of the Directors of the Company;

(b)	through a resolution passed by the Directors at a duly convened meeting; or

(c)	in any other way authorised or permitted by law or the Company’s constitution.

Business Day means a day on which banks are open for business excluding Saturdays, Sundays and public holidays in New South Wales or Chicago, Illinois.

Class Order means ASIC Corporations (Sale Offers By Controllers) Instrument 2016/81.

Cleansing Notice means a notice under section 708A(6) of the Corporations Act and the Class Order.

Confidential Information means all confidential, non-public or proprietary information regardless of how the information is stored or delivered, exchanged between the parties before, on or after the date of this deed relating to the business, technology, contracts or other affairs of the Company or the Securityholders including:

(a)	the terms of this deed;

(b)	any information provided by the Company under clause 6 and

(c)	all trade secrets, business plans, financial, marketing, systems, techniques, designs, technology, ideas, concepts, know how , techniques, designs, specifications, blueprints, tracings, diagrams, models, functions, capabilities and designs (including without limitation, computer software, manufacturing processes or other information embodied in drawings or specifications), intellectual property or any other information which is indicated to be subject to an obligation of confidence, owned or used by or licensed to the Company.

Confidentiality Deed means the confidentiality deed poll to be executed by Sterling dated on or around the date of this deed.

Control has the meaning given in section 50AA of the Corporations Act

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Corporations Act means Corporations Act 2001 (Cth).

DGCL means the Delaware General Corporations Law.

Director means a person appointed as a director of Keypath from time to time.

Escrow Deed means the voluntary escrow deed between the Company and the Sterling Funds dated on or around the date of this deed.

Excluded Information has the meaning given in section 708A(7) of the Corporations Act.

Government Agency means a government or any governmental, semi-governmental, legislative, administrative, fiscal, quasi-judicial or judicial entity, authority, department or other body, whether foreign, federal, state, territorial or local (including any self-regulatory organisation established under statute or any stock exchange)

Listing means the admission of the Company to the official list of, and the quotation of its Securities on, ASX.

Listing Rules means the listing rules of ASX from time to time.

Person means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organisation, entity or division.

Prospectus Date means the date of first lodgement by Keypath of a prospectus under Chapter 6D of the Corporations Act.

Relevant Interest has the meaning given in the Corporations Act.

Securities means the CHESS Depositary Interests (CDIs) over shares in common stock of Keypath, or if no CHESS Depositary Interest exists in respect of a share in common stock of Keypath, that share.

Securityholder means a holder of Securities from time to time.

Sterling Nominee has the meaning given in clause 3.3.

Trading Day has the meaning given to that term in the Listing Rules.

Voting power has the meaning given in the Corporations Act.

2.	Interpretation

2.1	Interpretation

In this deed the following rules of interpretation apply unless the contrary intention appears:

(a)	headings are for convenience only and do not affect the interpretation of this deed;

(b)	the singular includes the plural and vice versa;

(c)	words that are gender neutral or gender specific include each gender;

(d)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

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(e)	the words 'such as', 'including', 'particularly' and similar expressions are not used as, nor are intended to be, interpreted as words of limitation;

(f)	a reference to:

(i)	a person includes a natural person, partnership, joint venture, government agency, association, corporation or other body corporate;

(ii)	a thing (including, but not limited to, a chose in action or other right) includes a part of that thing;

(iii)	a party includes its successors and permitted assigns;

(iv)	a document includes all amendments or supplements to that document;

(v)	a clause, term, party, schedule or attachment is a reference to a clause or term of, or party, schedule or attachment to this deed;

(vi)	this deed includes all schedules and attachments to it;

(vii)	a law includes a constitutional provision, treaty, decree, convention, statute, regulation, ordinance, by-law, judgment, rule of common law or equity and is a reference to that law as amended, consolidated or replaced;

(viii)	an agreement other than this deed includes an undertaking, or legally enforceable arrangement or understanding, whether or not in writing; and

(ix)	a monetary amount is in Australian dollars;

(g)	an agreement on the part of two or more persons binds them jointly and severally;

(h)	when the day on which something must be done is not a Business Day, that thing must be done on the following Business Day;

(i)	in determining the time of day, where relevant to this deed, the relevant time of day is:

(i)	for the purposes of giving or receiving notices, the time of day where a party receiving a notice is located; or

(ii)	for any other purpose under this deed, the time of day in the place where the party required to perform an obligation is located; and

(j)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this deed or any part of it.

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Executed as a deed.

Executed by Keypath Education International, Inc.

By:	/s/ Steve Fireng
Name:	Steve Fireng
Title:	Chief Executive Officer

Executed by Sterling Capital Partners IV, L.P

By: SC Partners IV, LP, its General Partner

By: Sterling Capital Partners IV, LLC,

its General Partner

By:	/s/ M. Avi Epstein
Name:	M. Avi Epstein
Title:	Chief Operating Officer and General Counsel

Executed by SCP IV Parallel, L.P

By: SC Partners IV, LP, its General Partner

By: Sterling Capital Partners IV, LLC,

its General Partner

By:	/s/ M. Avi Epstein
Name:	M. Avi Epstein
Title:	Chief Operating Officer and General Counsel

Executed by SC Partners IV, LP

By: Sterling Capital Partners IV, LLC,

its General Partner

By:	/s/ M. Avi Epstein
Name:	M. Avi Epstein
Title:	Chief Operating Officer and General Counsel

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